UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Bespoke Extracts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in a current report on Form 8-K filed by Bespoke Extracts, Inc. (the “Company”) on October 29, 2021 (the “Prior 8-K”), on October 28, 2021 the Company entered into a stock purchase agreement (the “Agreement”) with Danil Pollack, the Company’s president, chief executive officer (“CEO”) and chief financial officer, and Infinity Management, LLC, a Delaware limited liability company (“Infinity Management”). As described in the Prior 8-K, the Agreement provided for Infinity Management’s acquisition of a majority interest in the Company’s voting capital stock from Mr. Pollack, immediately after which Mr. Pollack would resign each of his executive offices with the Company. As also reported in the Prior 8-K, an outstanding convertible debenture of the Company (the “Debenture”) was to be terminated pursuant to a related agreement.

The transactions contemplated by the Agreement and the cancellation of the Debenture were completed on November 19, 2021. Accordingly, as of that date, the Company has undergone the change-in-control described in the Prior 8-K and Mr. Pollack’s resignations became effective. Messrs. Michael Feinsod, the managing member of Infinity Management, and Hunter Garth have assumed the positions of CEO and chief strategy officer of the Company, respectively, and each has been appointed to the Company’s board of directors. The professional backgrounds of both Mr. Feinsod and Mr. Garth were included in the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: November 22, 2021	By:	/s/ Michael Feinsod
Michael Feinsod Chief Executive Officer